First Internet Bancorp Reports Record Quarterly Net Income
Quarterly earnings per share of $0.51, up 2.0% from second quarter 2015 and up 82.1% from third quarter 2014

Indianapolis, Indiana, October 22, 2015 - First Internet Bancorp (the “Company”) (NASDAQ: INBK), the parent company of First Internet Bank (the “Bank”) (www.firstib.com), announced today financial and operational results for the third quarter 2015. Third quarter net income was a record $2.32 million and diluted earnings per share were $0.51. This compares with second quarter net income of $2.27 million and diluted earnings per share of $0.50 and third quarter 2014 net income of $1.28 million and diluted earnings per share of $0.28.

David Becker, Chairman, President and Chief Executive Officer, commented, “To produce six consecutive quarters of earnings growth requires a commitment throughout the organization to execute our growth strategy. Our diverse platform of loan origination capabilities and revenue sources has allowed us to produce this consistent earnings growth and mitigate risk. Nationwide platforms, such as single tenant lease financing and consumer lending, provide geographic diversity in asset classes with historically strong credit performance. Our mortgage unit, a direct-to-consumer model, also originates loans in all 50 states, with the vast majority consisting of conforming loans sold into the secondary market. ‘High touch’ lending areas involving greater complexity, such as commercial and industrial as well as commercial real estate, are conducted locally with our lenders in close contact with the customers they serve.

“As a result, we have been able to generate significant organic growth as we prudently manage risk and asset quality. Net interest income continues to grow as we attract more customers to the Bank. What’s more, nearly half of the commercial loan balances we added during the quarter funded in September. We expect these loans to have an even greater impact on interest income in future periods.”

Highlights for the third quarter 2015 included:

▪	Diluted earnings per share of $0.51, increasing $0.01, or 2.0%, compared to the linked quarter and $0.23, or 82.1%, compared to the third quarter 2014

▪	Solid quarterly performance

•	Return on average assets of 0.82%

•	Return on average shareholders’ equity of 9.14%

•	Return on average tangible common equity of 9.58%

▪	Total loan growth of $62.3 million, or 7.7%, compared to June 30, 2015 and $180.6 million, or 26.0%, compared to September 30, 2014

▪	Continued growth in net interest income, increasing $0.3 million, or 3.5%, compared to the linked quarter and $2.2 million, or 38.2%, compared to the third quarter 2014

▪	Net interest margin (“NIM”) of 2.84% compared to 2.87% for the linked quarter and 2.68% for the third quarter 2014

▪	Solid capital levels supporting continued loan growth

•	Tangible common equity to tangible assets of 8.46%

•	Common equity tier 1 capital ratio of 10.60%

•	Tier 1 capital ratio of 10.60%

•	Total risk-based capital ratio of 11.75%

▪	Strong asset quality

•	Nonperforming loans to total loans receivable totaled 0.02% as of September 30, 2015

•	Net recoveries to average loans receivable of 0.07% were recognized during the third quarter

Net Interest Income and Net Interest Margin
Net interest income for the third quarter was $7.8 million compared to $7.6 million for the second quarter and $5.7 million for the third quarter 2014. Total interest income for the third quarter was $10.5 million, increasing $0.4 million, or 4.0%, compared to the second quarter and $2.6 million, or 32.6%, compared to the third quarter 2014. The increase in total interest income compared to the linked quarter was driven by a $48.6 million, or 6.2%, increase in average loans receivable and a $9.8 million, or 5.4%, increase in average investment balances, partially offset by a decline in average loans held-for-sale balances of $8.9 million, or 23.2%. A decline of 13 bps in the yield earned on the loan portfolio from 4.44% in the second quarter to 4.31% in the third quarter was due primarily to lower prepayment fees related to commercial real estate loans as well as accelerated premium and deferred fee amortization in the residential mortgage and consumer loan portfolios. The yield earned on the investment portfolio during the third quarter rose 9 bps to 2.30% from 2.21% for the linked quarter.

Total interest expense for the third quarter was $2.7 million, increasing $0.1 million, or 5.4%, compared to the second quarter and $0.4 million, or 18.6%, compared to the third quarter 2014. Average interest-bearing deposit balances increased $32.2 million, or 3.9%, compared to the linked quarter with the related cost of funds increasing 1 bp from 1.04% in the second quarter to 1.05% in the third quarter. During the third quarter, $15.0 million of short-term Federal Home Loan Bank advances were converted to long-term funding as the Company took advantage of attractive long-term fixed interest rates, which negatively impacted interest expense during the quarter but are expected to provide a longer term benefit in a rising interest rate environment. The cost of funds related to Federal Home Loan Bank advances increased 1 bp from 1.02% in the second quarter to 1.03% in the third quarter.

Net interest margin was 2.84% for the third quarter compared to 2.87% for the second quarter and 2.68% for the third quarter 2014.

Noninterest Income
Noninterest income for the third quarter was $2.4 million compared to $2.5 million for the second quarter and $1.9 million for the third quarter 2014. The decrease of $0.1 million, or 4.1%, compared to the linked quarter was driven by a decline of $0.1 million, or 5.4%, in mortgage banking revenue resulting primarily from lower origination volumes, partially offset by higher gain on sale margins.

Noninterest Expense
Noninterest expense for the third quarter was $6.2 million compared to $6.3 million for the second quarter and $5.8 million for the third quarter 2014. The decrease of $0.1 million, or 1.9%, compared to the linked quarter was due to lower salaries and employee benefits and loan expenses, partially offset by higher marketing expenses and other expenses. The decline of $0.3 million in salaries and employee benefits compared to the linked quarter was due to costs associated with staffing-related changes recognized in the second quarter and the expense savings related to these changes.

Income Taxes
Income tax expense was $1.2 million for the third quarter, resulting in an effective tax rate of 34.6%, compared to $1.2 million and an effective tax rate of 33.7% for the linked quarter and $0.7 million and an effective tax rate of 34.0% for the third quarter 2014.

Loans and Credit Quality
Total loans as of September 30, 2015 were $876.6 million, increasing $62.3 million, or 7.7%, compared to June 30, 2015 and $180.6 million, or 26.0%, compared to September 30, 2014. Total commercial loan balances were $508.7 million as of September 30, 2015, increasing $59.8 million, or 13.3%, compared to June 30, 2015 and $200.7 million, or 65.2%, compared to September 30, 2014. Continued strong production in single tenant lease financing balances contributed significantly to the growth as balances increased $49.3 million, or 17.6%, compared to the second quarter and $163.4 million, or 98.6%, compared to the third quarter 2014. Construction loan originations were also strong during the third quarter as balances increased $10.0 million, or 49.8%, compared to the second quarter and $12.3 million, or 68.4%, compared to the third quarter 2014. Commercial and industrial and owner-occupied commercial real estate production remained solid as balances increased $3.2 million on a combined basis, or 2.5%, compared to June 30, 2015 and $28.1 million, or 27.1%, compared to September 30, 2014. Also contributing to growth during the third quarter was continued production in consumer lending as balances for trailers and recreational vehicles increased $3.1 million on a combined basis, or 3.1%, compared to June 30, 2015 and $6.9 million, or 7.1%, compared to September 30, 2014.

Credit quality continued to remain strong as nonperforming loans to total loans receivable were 0.02% as of September 30, 2015, consistent with the prior quarter and down 4 bps from 0.06% as of September 30, 2014. Additionally, nonperforming assets to total assets declined to 0.41% as of September 30, 2015 from 0.43% as of June 30, 2015 and 0.55% as of September 30, 2014. The allowance for loan losses was $7.7 million as of September 30, 2015 compared to $7.1 million as of June 30, 2015 and $5.5 million as of September 30, 2014. The allowance as a percentage of total nonperforming loans was 3,723.8% as of September 30, 2015 compared to 3,762.2% as of June 30, 2015 and 1,366.0% as of September 30, 2014. The allowance as a percentage of total loans receivable increased to 0.88% as of September 30, 2015 compared to 0.87% as of June 30, 2015 and 0.79% as of September 30, 2014.

Net recoveries of $0.1 million were recognized during the third quarter, resulting in net recoveries to average loans of 0.07% compared to 0.20% for the second quarter and 0.27% for the third quarter 2014.

Capital
During the third quarter, total shareholders’ equity increased $3.0 million, due primarily to net income earned during the quarter and the change in the unrealized gain/loss related to the investment portfolio, partially offset by declared dividends. As of September 30, 2015, the Company’s common equity tier 1, tier 1 and total risk-based capital ratios declined to 10.60%, 10.60% and 11.75% from 11.12%, 11.12% and 12.28% as of June 30, 2015, respectively, due to an increase in risk-weighted assets resulting primarily from commercial loan growth for the quarter. Tangible common equity to tangible assets declined 20 bps during the third quarter to 8.46% due primarily to strong balance sheet growth. Tangible book value per share increased to $21.90 as of September 30, 2015 from $21.23 as of June 30, 2015.

Subsequent to September 30, 2015, the Company issued $10.0 million in subordinated notes (the “Notes”) with an institutional accredited investor through a private placement offering. The Notes were issued on October 15, 2015 and bear a fixed rate of interest of 6.4375% per year, payable quarterly, and mature on October 1, 2025. The Notes include a right of prepayment, without penalty, on any interest payment date on or after the fifth anniversary of the closing date. The Notes have been structured to qualify as Tier 2 capital under regulatory guidelines. The Company intends to use the proceeds from the placement for general corporate purposes, including the contribution of capital to the Bank to support continued organic growth.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net income	$2,323	$2,265	$1,282	$6,651	$2,859

Per share and share information
Earnings per share - basic	$0.51	$0.50	$0.29	$1.47	$0.64
Earnings per share - diluted	0.51	0.50	0.28	1.46	0.63
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	22.95	22.28	21.35	22.95	21.35
Tangible book value per common share	21.90	21.23	20.29	21.90	20.29
Common shares outstanding	4,484,513	4,484,513	4,439,575	4,484,513	4,439,575
Average common shares outstanding:
Basic	4,532,360	4,529,823	4,497,762	4,526,377	4,496,228
Diluted	4,574,455	4,550,034	4,511,291	4,549,447	4,505,801
Performance ratios
Return on average assets	0.82%	0.84%	0.59%	0.83%	0.45%
Return on average shareholders' equity	9.14%	9.15%	5.36%	8.95%	4.11%
Return on average tangible common equity	9.58%	9.60%	5.64%	9.39%	4.32%
Net interest margin	2.84%	2.87%	2.68%	2.85%	2.60%
Capital ratios [1]
Tangible common equity to tangible assets	8.46%	8.66%	9.77%	8.46%	9.77%
Tier 1 leverage ratio	8.81%	8.93%	10.52%	8.81%	10.52%
Common equity tier 1 capital ratio	10.60%	11.12%	13.22%	10.60%	13.22%
Tier 1 capital ratio	10.60%	11.12%	13.22%	10.60%	13.22%
Total risk-based capital ratio	11.75%	12.28%	14.45%	11.75%	14.45%
Asset quality
Nonperforming loans	$206	$188	$400	$206	$400
Nonperforming assets	4,724	4,765	5,067	4,724	5,067
Nonperforming loans to loans receivable	0.02%	0.02%	0.06%	0.02%	0.06%
Nonperforming assets to total assets	0.41%	0.43%	0.55%	0.41%	0.55%
Allowance for loan losses to:
Loans receivable	0.88%	0.87%	0.79%	0.88%	0.79%
Nonperforming loans	3,723.8%	3,762.2%	1,366.0%	3,723.8%	1,366.0%
Net recoveries to average loans receivable	(0.07)%	(0.20)%	(0.27)%	(0.11)%	(0.02)%
Average balance sheet information
Loans receivable	$835,938	$787,339	$632,403	$789,908	$570,751
Securities available-for-sale	191,634	181,864	139,569	173,083	161,861
Other earning assets	37,638	49,001	38,964	42,746	63,403
Total interest-earning assets	1,094,622	1,056,485	839,183	1,039,898	818,651
Total assets	1,123,741	1,085,118	868,361	1,068,705	849,932
Noninterest-bearing deposits	23,267	20,697	21,960	22,080	19,661
Interest-bearing deposits	854,889	822,735	718,100	813,521	702,383
Total deposits	878,156	843,432	740,060	835,601	722,044
Shareholders' equity	100,885	99,333	94,840	99,365	93,110

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	September 30, 2015	June 30, 2015	September 30, 2014
Assets
Cash and due from banks	$1,460	$1,713	$1,137
Interest-bearing demand deposits	19,185	28,889	38,470
Interest-bearing time deposits	1,250	1,250	2,000
Securities available-for-sale, at fair value	202,565	190,767	128,203
Loans held-for-sale	27,773	29,872	27,547
Loans receivable	876,578	814,243	695,929
Allowance for loan losses	(7,671)	(7,073)	(5,464)
Net loans receivable	868,907	807,170	690,465
Accrued interest receivable	3,581	3,550	2,803
Federal Home Loan Bank of Indianapolis stock	6,946	6,946	2,943
Cash surrender value of bank-owned life insurance	12,625	12,524	12,226
Premises and equipment, net	8,508	8,120	7,075
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,488	4,545
Accrued income and other assets	4,195	4,669	4,782
Total assets	$1,166,170	$1,104,645	$926,883

Liabilities
Noninterest-bearing deposits	$22,338	$20,994	$20,359
Interest-bearing deposits	877,412	835,509	717,611
Total deposits	899,750	856,503	737,970
Advances from Federal Home Loan Bank	150,946	140,935	86,871
Subordinated debt	2,937	2,915	2,852
Accrued interest payable	112	108	82
Accrued expenses and other liabilities	9,513	4,276	4,334
Total liabilities	1,063,258	1,004,737	832,109
Shareholders' equity
Voting common stock	72,409	72,218	71,705
Retained earnings	30,977	28,928	23,951
Accumulated other comprehensive loss	(474)	(1,238)	(882)
Total shareholders' equity	102,912	99,908	94,774
Total liabilities and shareholders' equity	$1,166,170	$1,104,645	$926,883

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest income
Loans	$9,326	$9,043	$7,218	$26,759	$19,918
Securities - taxable	994	945	684	2,661	2,421
Securities - non-taxable	116	59	—	175	58
Other earning assets	100	83	45	258	195
Total interest income	10,536	10,130	7,947	29,853	22,592
Interest expense
Deposits	2,260	2,137	1,958	6,350	5,740
Other borrowed funds	437	421	316	1,318	940
Total interest expense	2,697	2,558	2,274	7,668	6,680
Net interest income	7,839	7,572	5,673	22,185	15,912
Provision (credit) for loan losses	454	304	(112)	1200	(38)
Net interest income after provision (credit) for loan losses	7,385	7,268	5,785	20,985	15,950
Noninterest income
Service charges and fees	202	193	179	571	533
Mortgage banking activities	2,095	2,214	1,638	7,195	3,767
Gain on sale of securities	—	—	54	—	538
Loss on asset disposals	(27)	(33)	(28)	(74)	(59)
Other	104	102	100	306	297
Total noninterest income	2,374	2,476	1,943	7,998	5,076
Noninterest expense
Salaries and employee benefits	3,446	3,787	3,264	10,811	9,219
Marketing, advertising and promotion	544	334	381	1,330	1,148
Consulting and professional fees	544	564	409	1,700	1,307
Data processing	248	233	245	729	718
Loan expenses	97	181	208	459	458
Premises and equipment	676	691	742	2,009	2,204
Deposit insurance premium	163	160	155	473	437
Other	489	377	381	1,280	1,292
Total noninterest expense	6,207	6,327	5,785	18,791	16,783
Income before income taxes	3,552	3,417	1,943	10,192	4,243
Income tax provision	1,229	1,152	661	3,541	1,384
Net income	$2,323	$2,265	$1,282	$6,651	$2,859

Per common share data
Earnings per share - basic	$0.51	$0.50	$0.29	$1.47	$0.64
Earnings per share - diluted	$0.51	$0.50	$0.28	$1.46	$0.63
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$865,350	$9,326	4.28%	$825,620	$9,043	4.39%	$660,650	$7,218	4.33%
Securities - taxable	176,722	994	2.23%	174,057	945	2.18%	139,569	684	1.94%
Securities - non-taxable	14,912	116	3.09%	7,807	59	3.03%	—	—	0.00%
Other earning assets	37,638	100	1.05%	49,001	83	0.68%	38,964	45	0.46%
Total interest-earning assets	1,094,622	10,536	3.82%	1,056,485	10,130	3.85%	839,183	7,947	3.76%
Allowance for loan losses	(7,223)			(6,545)			(5,248)
Noninterest earning-assets	36,342			35,178			34,426
Total assets	$1,123,741			$1,085,118			$868,361

Liabilities
Interest-bearing liabilities
Regular savings accounts	$25,500	$38	0.59%	$23,873	$34	0.57%	$16,932	$25	0.59%
Interest-bearing demand deposits	75,965	105	0.55%	76,095	104	0.55%	69,635	96	0.55%
Money market accounts	297,545	533	0.71%	282,015	503	0.72%	272,697	501	0.73%
Certificates and brokered deposits	455,879	1,584	1.38%	440,752	1,496	1.36%	358,836	1,336	1.48%
Total interest-bearing deposits	854,889	2,260	1.05%	822,735	2,137	1.04%	718,100	1,958	1.08%
Other borrowed funds	139,731	437	1.24%	137,421	421	1.23%	29,748	316	4.21%
Total interest-bearing liabilities	994,620	2,697	1.08%	960,156	2,558	1.07%	747,848	2,274	1.21%
Noninterest-bearing deposits	23,267			20,697			21,960
Other noninterest-bearing liabilities	4,969			4,932			3,713
Total liabilities	1,022,856			985,785			773,521
Shareholders' equity	100,885			99,333			94,840
Total liabilities and shareholders' equity	$1,123,741			$1,085,118			$868,361

Net interest income		$7,839			$7,572			$5,673

Interest rate spread			2.74%			2.78%			2.55%
Net interest margin			2.84%			2.87%			2.68%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held for sale	$824,069	$26,759	4.34%	$593,387	$19,918	4.49%
Securities - taxable	165,456	2,661	2.15%	159,474	2,421	2.03%
Securities - non-taxable	7,627	175	3.07%	2,387	58	3.25%
Other earning assets	42,746	258	0.81%	63,403	195	0.41%
Total interest-earning assets	1,039,898	29,853	3.84%	818,651	22,592	3.69%
Allowance for loan losses	(6,555)			(5,373)
Noninterest earning-assets	35,362			36,654
Total assets	$1,068,705			$849,932

Liabilities
Interest-bearing liabilities
Regular savings accounts	$23,836	$104	0.58%	$18,160	$81	0.60%
Interest-bearing demand deposits	75,824	311	0.55%	70,831	290	0.55%
Money market accounts	284,709	1,528	0.72%	267,672	1,462	0.73%
Certificates and brokered deposits	429,152	4,407	1.37%	345,720	3,907	1.51%
Total interest-bearing deposits	813,521	6,350	1.04%	702,383	5,740	1.09%
Other borrowed funds	129,089	1,318	1.37%	29,831	940	4.21%
Total interest-bearing liabilities	942,610	7,668	1.09%	732,214	6,680	1.22%
Noninterest-bearing deposits	22,080			19,661
Other noninterest-bearing liabilities	4,650			4,947
Total liabilities	969,340			756,822
Shareholders' equity	99,365			93,110
Total liabilities and shareholders' equity	$1,068,705			$849,932

Net interest income		$22,185			$15,912

Interest rate spread			2.75%			2.47%
Net interest margin			2.85%			2.60%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	September 30, 2015		June 30, 2015		September 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$89,762	10.2%	$89,316	11.0%	$72,099	10.4%
Owner-occupied commercial real estate	42,117	4.8%	39,405	4.8%	31,637	4.5%
Investor commercial real estate	17,483	2.0%	20,163	2.5%	20,567	3.0%
Construction	30,196	3.4%	20,155	2.5%	17,936	2.6%
Single tenant lease financing	329,149	37.6%	279,891	34.4%	165,738	23.8%
Total commercial loans	508,707	58.0%	448,930	55.2%	307,977	44.3%

Consumer loans
Residential mortgage	209,507	23.9%	207,703	25.5%	220,499	31.7%
Home equity	47,319	5.4%	49,662	6.1%	61,799	8.9%
Trailers	66,749	7.6%	66,080	8.1%	65,085	9.3%
Recreational vehicles	36,800	4.2%	34,366	4.2%	31,591	4.5%
Other consumer loans	2,638	0.3%	2,711	0.3%	3,398	0.5%
Total consumer loans	363,013	41.4%	360,522	44.2%	382,372	54.9%

Net deferred loan fees, premiums and discounts	4,858	0.6%	4,791	0.6%	5,580	0.8%

Total loans receivable	$876,578	100.0%	$814,243	100.0%	$695,929	100.0%

	September 30, 2015		June 30, 2015		September 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$22,338	2.5%	$20,994	2.5%	$20,359	2.8%
Interest-bearing demand deposits	79,031	8.8%	77,822	9.1%	71,762	9.7%
Regular savings accounts	26,316	2.9%	24,405	2.8%	17,503	2.4%
Money market accounts	314,105	34.9%	278,791	32.5%	275,901	37.4%
Certificates of deposits	444,396	49.4%	440,936	51.5%	334,636	45.3%
Brokered deposits	13,564	1.5%	13,555	1.6%	17,809	2.4%
Total deposits	$899,750	100.0%	$856,503	100.0%	$737,970	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Total equity - GAAP	$102,912	$99,908	$94,774	$102,912	$94,774
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$98,225	$95,221	$90,087	$98,225	$90,087

Total assets - GAAP	$1,166,170	$1,104,645	$926,883	$1,166,170	$926,883
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$1,161,483	$1,099,958	$922,196	$1,161,483	$922,196

Common shares outstanding	4,484,513	4,484,513	4,439,575	4,484,513	4,439,575

Book value per common share	$22.95	$22.28	$21.35	$22.95	$21.35
Effect of goodwill	(1.05)	(1.05)	(1.06)	(1.05)	(1.06)
Tangible book value per common share	$21.90	$21.23	$20.29	$21.90	$20.29

Total shareholders' equity to assets ratio	8.82%	9.04%	10.23%	8.82%	10.23%
Effect of goodwill	(0.36)%	(0.38)%	(0.46)%	(0.36)%	(0.46)%
Tangible common equity to tangible assets ratio	8.46%	8.66%	9.77%	8.46%	9.77%

Total average equity - GAAP	$100,885	$99,333	$94,840	$99,365	$93,110
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$96,198	$94,646	$90,153	$94,678	$88,423

Return on average shareholders' equity	9.14%	9.15%	5.36%	8.95%	4.11%
Effect of goodwill	0.44%	0.45%	0.28%	0.44%	0.21%
Return on average tangible common equity	9.58%	9.60%	5.64%	9.39%	4.32%